                                                                     EXHIBIT 4.8
                                                                     -----------



                        ================================



                     COMMON SECURITIES GUARANTEE AGREEMENT


                              GREATER BAY BANCORP


                          Dated as of August 12, 1998



                        ================================

                               TABLE OF CONTENTS
                               -----------------
                                                                            PAGE

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     SECTION 1.1.  Definitions and Interpretation.............................3

                                   ARTICLE II

                                   GUARANTEE


     SECTION 2.1.  Guarantee..................................................4
     SECTION 2.2.  Waiver of Notice and Demand................................4
     SECTION 2.3.  Obligations Not Affected...................................4
     SECTION 2.4.  Rights of Holders..........................................5
     SECTION 2.5.  Guarantee of Payment.......................................5
     SECTION 2.6.  Subrogation................................................6
     SECTION 2.7.  Independent Obligations....................................6

                                  ARTICLE III

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

     SECTION 3.1.  Limitation of Transactions.................................6
     SECTION 3.2.  Ranking....................................................7

                                   ARTICLE IV

                                  TERMINATION

     SECTION 4.1.  Termination................................................8

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.1.  Successors and Assigns.....................................7
     SECTION 5.2.  Amendments.................................................8
     SECTION 5.3.  Notices....................................................8
     SECTION 5.4.  Benefit....................................................9
     SECTION 5.5.  Governing Law..............................................9

                     COMMON SECURITIES GUARANTEE AGREEMENT

          This COMMON SECURITIES GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of August 12, 1998, is executed and delivered by GREATER BAY BANCORP, a California corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of GBB CAPITAL II, a Delaware business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of August 12, 1998, by and among the Trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 928 common securities having an aggregate liquidation amount of $928,000 to meet the capital requirements of the Trust; such common securities being designated the Floating Rate Common Securities (the "Common Securities").

          WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay the Guarantee Payments (as defined herein) to the Holders of the Common Securities and to make certain other payments on the terms and conditions set forth herein; and

          WHEREAS, the Guarantor is also executing and delivering the Series A Capital Securities Guarantee Agreement, dated as of August 12, 1998 (the "Series A Capital Securities Guarantee"), for the benefit of the holders of the Series A Capital Securities (as defined in the Trust Agreement) and upon consummation of the Exchange Offer (as defined in the Trust Agreement) will execute and deliver the Series B Capital Securities Guarantee Agreement (the "Series B Capital Securities Guarantee") for the benefit of the holders of the Series B Capital Securities (as defined in the Trust Agreement); the terms of which provide that if an Event of Default (as defined in the Trust Agreement) has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated, to the extent and in the manner set forth herein, to the rights of holders of Capital Securities (as defined in the Trust Agreement) to receive Guarantee Payments under the Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee, as the case may be.

          NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

 SECTION 1.1  Definitions and Interpretation
              ------------------------------

          In this Common Securities Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Trust Agreement as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

          (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

          (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are references to this Common Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Common Securities Guarantee to Articles and Sections are references to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

          (f) a term defined in the Trust Indenture Act has the same meaning as in the Trust Indenture Act unless otherwise defined in this Common Securities Guarantee; and

          (g) a reference to the singular includes the plural and vice versa.

          "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Common Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Common Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (other than in connection with the distribution of Debentures (as defined in the Trust Agreement) to the Holders in exchange for Common Securities or in connection with the redemption of the Common Securities, in each case as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer has funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to the Holders after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation

Distribution"). If an Event of Default under the Trust Agreement, the Series A Capital Securities Guarantee Agreement or the Series B Capital Securities Guarantee Agreement has occurred and is continuing, no Guarantee Payments with respect to the Common Securities shall be made until holders of Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under the Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee, as the case may be.

          "Holder" means any holder, as registered on the books and records of the Issuer, of any Common Securities.

          "Other Guarantees" means all guarantees, other than this Common Securities Guarantee, to be issued by the Guarantor with respect to common securities (if any) similar to the Common Securities issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.


                                  ARTICLE II
                                   GUARANTEE
 SECTION 2.1  Guarantee
              ---------

    The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor fully, knowingly and unconditionally waives any right the Guarantor may have to revoke this Guarantee under Section 2815 of the California Civil Code or otherwise. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2  Waiver of Notice and Demand
             ---------------------------

    The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3  Obligations Not Affected
             ------------------------

    The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

    (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

    (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities;

    (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

    (d) the voluntary or involuntary liquidation, dissolution, sale of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

    (e) any invalidity of, or defect or deficiency in, the Common Securities;

    (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

    (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 2.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4  Rights of Holders
             -----------------

     The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

SECTION 2.5  Guarantee of Payment
             --------------------

    This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6  Subrogation
             -----------

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided,
                                                                 --------
however, that the Guarantor shall not (except to the extent required by
-------
mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7  Independent Obligations
             -----------------------

    The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

                                   ARTICLE III
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

 SECTION 3.1  Limitation of Transactions
              --------------------------

          So long as any Common Securities remain outstanding, the Guarantor will not (i) declare or pay any dividends or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to any of the Guarantor's capital stock, (ii) make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures, as defined in the Indenture) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any Trust Agreement of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series A Capital Securities Guarantee and the Series B Capital Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit or compensation plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time
(1) there shall have occurred any event of which the Guarantor has actual knowledge that (A) is a Default or an Event of Default and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under the Series A Capital Securities Guarantee or the Series B Capital Securities Guarantee or (3) the Guarantor shall have given notice of its election of the exercise of its right to commence an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or an extension thereof, shall have commenced and be continuing.

 SECTION 3.2  Ranking
              -------

          This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to the Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to the Senior Indebtedness pursuant to the Indenture, it being understood that the terms of
Article XV of the Indenture shall apply to the obligations of the Guarantor under this Common Securities Guarantee as if such Article XV were set forth herein in full, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any Other Guarantee and, except as set forth herein or therein, the Series A Capital Securities Guarantee, the Series B Capital Securities Guarantee and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor and (iii) senior to the Guarantor's common stock.


                                  ARTICLE IV
                                  TERMINATION

 SECTION 4.1  Termination
              -----------

          This Common Securities Guarantee shall terminate and be of no further force or effect upon (i) full payment of the Redemption Price of all Common Securities; or (ii) the dissolution, winding-up or liquidation of the Issuer, immediately following the full payment of the amounts payable in accordance with the Trust Agreement or the distribution of all of the Debentures to the Holders of the Trust Securities (as defined in the Trust Agreement). Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                   ARTICLE V
                                 MISCELLANEOUS

 SECTION 5.1  Successors and Assigns
              ----------------------

          All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

 SECTION 5.2  Amendments
              ----------

          Except with respect to any changes which do not adversely affect in any material respect the rights of the Holders (in which case no consent of the Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Trust Agreement with respect to meetings of Holders of the Trust Securities apply to the giving of such approval.

 SECTION 5.3  Notices
              -------

          All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) if given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

              GBB CAPITAL II
              c/o Greater Bay Bancorp
              2860 West Bayshore Road
              Palo Alto, California  94303
              Attention:  Steven C. Smith
              Telecopier: (650) 494-9193
              Telephone:  (650) 813-8200

          (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

              GREATER BAY BANCORP
              2860 West Bayshore Road
              Palo Alto, California  94303
              Attention:  Steven C. Smith
              Telecopier: (650) 494-9193
              Telephone:  (650) 813-8200

          (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.





          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

 SECTION 5.4  Benefit
              -------

          This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

 SECTION 5.5  Governing Law
              -------------

          THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

          This Common Securities Guarantee is executed as of the day and year first above written.

                              GREATER BAY BANCORP



                              By:   /s/ Steven C. Smith
                                    -----------------------------------------
                                    Steven C. Smith
                                    Executive Vice President, Chief Operating
                                    Officer and Chief Financial Officer